UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2009

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KADANT INC.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2009, the Board of Directors of Kadant Inc. (the “Company”) appointed Jonathan W. Painter to be a director of the Company effective January 3, 2010.

Mr. Painter, age 50, is currently the President and Chief Operating Officer of the Company, and will become the Company’s Chief Executive Officer on January 3, 2010.  From 1997 until his appointment as President and Chief Operating Officer in September 2009, Mr. Painter was Executive Vice President of the Company, most recently responsible for the Company’s stock-preparation business and fiber-based product line. Mr. Painter served as President of the Company’s composite building products business from 2001 until its sale in 2005.  He also served as the Company’s Treasurer and the Treasurer of Thermo Electron Corporation (from which the Company was spun off in 2001) from 1994 until 1997.  Prior to 1994, Mr. Painter held various managerial positions with the Company and Thermo Electron Corporation.

Mr. Painter’s appointment to the Board of Directors is part of the Company’s succession plan announced in a press release dated August 18, 2009, attached as Exhibit 99 to its Current Report on Form 8-K filed with the SEC on August 20, 2009.

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: December 11, 2009	By	/s/ Thomas M. O’Brien
Thomas M. O’Brien Executive Vice President and Chief Financial Officer